EXHIBIT 99.1
INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
India Globalization Capital, Inc.
We have audited the accompanying balance sheet of India Globalization Capital, Inc. (a development stage company) as of March 8, 2006 and the related statements of operations, stockholders’ equity and cash flows for the period from April 29, 2005 (inception) through March 8, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of India Globalization Capital, Inc. as of March 8, 2006 and the results of its operations and its cash flows for the period from April 29, 2005 (inception) through March 8, 2006 in conformity with United States generally accepted accounting principles.
As described in Note E, the accompanying financial statements have been restated to record compensation expense.
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
March 15, 2006, except for Note E,
as to which the date is August 18, 2006

India Globalization Capital, Inc.
(a development stage company)
BALANCE SHEET
(Restated)

March 8, 2006
ASSETS
Current Assets:
Cash	$567,798
Investments held in Trust Fund	63,845,850
Investments held in trust from Underwriters	1,769,400
Prepaid expenses	81,667

Total Assets	$66,264,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$804,951
Notes payable to stockholders	870,000
Due to Underwriters	1,769,400

Total current liabilities	$3,444,351

Common stock subject to possible conversion, 2,259,770 at conversion value (Note A)	12,762,785

COMMITMENTS

STOCKHOLDERS’ EQUITY
Preferred stock $.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock — $.0001 par value; 75,000,000 shares authorized; issued and outstanding 13,974,500	1,397
Additional paid-in capital	50,627,145
Deficit accumulated during the development stage	(570,963)

Total stockholders’ equity	50,057,579

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,264,715

See notes to financial statements

India Globalization Capital, Inc.
(a development stage company)
STATEMENT OF OPERATIONS
(Restated)

April 29, 2005
(Date of inception)
through March 8, 2006
Legal and formation, travel and other start up costs	$35,222
Compensation expense	$535,741

Net loss for the period	$(570,963)

Net loss per share	$(0.24)

Weighted average number of shares outstanding—basic and diluted	2,396,152

See notes to financial statements

India Globalization Capital, Inc.
(a development stage company)
STATEMENT OF STOCKHOLDERS’ EQUITY
(Restated)

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	during the	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity
Issuance of common stock to founders at $.01 per share (1,750,000 shares on May 5, 2005 and 750,000 shares on June 20, 2005)	2,500,000	$250	$24,750	—	$25,000

Surrendered shares (on September 7, 2005 and February 5, 2006 of 62,500 and 137,500 respectively)	(200,000)	(20)	20	—	—

Issuance of common stock to founders at $.01 per share on February 5, 2006	200,000	20	537,721	—	537,741

Sale of 170,000 units in a private placement	170,000	17	1,019,983	—	1,020,000

Sale of 11,304,500 units, net of underwriters’ discount and offering expenses (including 2,259,770 shares subject to possible conversion) and $100 from underwriters option.	11,304,500	1,130	61,807,456	—	61,808,586

Proceeds subject to possible conversion of shares			(12,762,785)	—	(12,762,785)

Net loss for the period	—	—	—	$(570,963)	(570,963)

Balance at March 8, 2006	13,974,500	$1,397	$50,627,145	$(570,963)	$50,057,579

See notes to financial statements

India Globalization Capital, Inc.
(a development stage company)
STATEMENT OF CASH FLOWS
(Restated)

April 29, 2005
(Date of
Inception)
through
March 8, 2006
Cash flows from operating activities:
Net loss	$(570,963)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash compensation expense	535,741
Increase in accrued expenses	22,397

Net cash used in operating activities	(12,825)

Cash flows from investing activities:
Cash placed in Trust Fund	(65,615,250)

Cash flows from financing activities:
Issuance of common stock to founders	27,000
Payments of offering costs	(3,548,227)
Proceeds from notes payable to stockholders	870,000
Proceeds from issuance of underwriters option	100
Gross proceeds from initial public offering	67,827,000
Proceeds from private placement	1,020,000

Cash provided by financing activities	66,195,873

Net increase in cash and cash at end of period	$567,798

Supplemental schedule of non cash financing activities:
Accrual of offering costs	$782,554

Accrual of deferred underwriters’ fees	$1,769,400

See notes to financial statements

INDIA GLOBALIZATION CAPITAL, INC.
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
NOTE A — ORGANIZATION AND BUSINESS OPERATIONS
India Globalization Capital, Inc. (the “Company”) was incorporated in Maryland on April 29, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in an unspecified industry located in India through a merger, capital stock exchange, asset acquisition or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.
All activity from April 29, 2005 relates to the Company’s formation and initial public offering described below. The Company has selected March 31 as its fiscal year-end.
The registration statement for the Company’s initial public offering (the “Public Offering”) (as described in Note C) was declared effective March 2, 2006. The Company consummated the Public Offering on March 8, 2006, and preceding the consummation of the Public Offering on March 2, 2006 certain of the officers and directors of the Company purchased an aggregate of 170,000 units from the Company in a private placement (the “Private Placement”). The units sold in the Private Placement were identical to the units sold in the offering, but the purchasers in the Private Placement have waived their rights to conversion and receipt of the distribution on liquidation in the event the Company does not complete a business combination (as described below). The Company received net proceeds from the Private Placement and the Offering of approximately $62,829,000 (Note C).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Public Offering (together, the “Offering”) although substantially all of the net proceeds of the Offering are intended to be generally applied toward acquiring one or more operating businesses in an unspecified industry located in India (“Business Combination”), which may not constitute a business combination for accounting purposes. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Offering, approximately ninety-seven percent (97%) of the gross proceeds of the Public Offering are being held in a trust account (“Trust Fund”) and invested in government securities until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Fund as described below. The remaining proceeds, along with interest earned on the Trust Fund, may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that holders of 50% or more of the shares issued in the Offering vote against the Business Combination or the holders of 20% or more of the shares issued in the Public Offering elect to exercise their conversion rights, the Business Combination will not be consummated. However, the persons who were stockholders prior to the Public Offering (the “Founding Stockholders”) will not participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Public Offering (Note G).
In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Fund will be distributed to the Company’s public stockholders, excluding the Founding Stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the warrants contained in the Units offered in the Public Offering discussed in Note C).
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          [1] Loss per common share
Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share gives effect to dilutive options, warrants and other potential common stock outstanding during the period. Potential common stock has not been included in the computation as the effect of the outstanding options and warrants would be anti-dilutive.

          [2] Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
          [3] Income taxes
Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.
The Company recorded a deferred income tax asset for the tax effect of deferred start-up costs aggregating approximately $12,000. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation at March 8, 2006.
The effective tax rate differs from the statutory rate of 34% due to increase in the valuation allowance.
          [4] Cash and cash equivalents
For financial statement purposes, the Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The company maintains its cash in bank deposits accounts in the United States of America which, at times, may exceed applicable insurance limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.
          [5] Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have material effect on the accompanying financial statements.
NOTE C — INITIAL PUBLIC OFFERING
On March 8, 2006, the Company sold 11,304,500 units (“Units”) in the Public Offering. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two redeemable common stock purchase warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Public Offering and expiring five years from the effective date of the Public Offering. The Warrants become callable only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.
In connection with the Offering, the Company paid the underwriters of the Public Offering (collectively, the “Underwriter”) an underwriting discount of approximately 5% of the gross proceeds of the Public Offering ($3,391,350). In addition, a non-accountable expense allowance of 3% of the gross proceeds of the Public Offering, excluding the over-allotment option, is due to the Underwriter, who has agreed to deposit the non-accountable expense allowance ($1,769,400) into the Trust Fund until the earlier of the completion of a business combination or the liquidation of the Trust Fund. The Underwriter has further agreed to forfeit any rights to or claims against such proceeds unless the Company successfully completes a business combination.
On the 90th day after the date of the prospectus or earlier, at the discretion of the Underwriter, the warrants will separate from the Units and begin to trade. After separation, each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing on the later of (a) one year from the effective date of the Public Offering or (b) the earlier of the completion of a Business Combination with a target business or the distribution of the Trust Fund and expiring five years from the date of the Public Offering. The Company has a right to call the Warrants for $0.01 per Warrant, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If the Company calls the Warrants, the holder will either have to redeem the Warrants by purchasing the common stock from the Company for $5.00 or the Warrants will be redeemed for $0.01 per Warrant.

The Underwriter’s over-allotment option of 1,474,500 Units was exercised and the 11,304,500 units sold at the closing of the Public Offering include the over-allotment.
In connection with this Offering, the Company issued an option, for $100, to the Underwriter to purchase 500,000 Units at an exercise price of $7.50 per Unit, exercisable the later of March 2, 2007 or the consummation of a Business Combination. The Company has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated, using the Black-Scholes method, the fair value of the option granted to the underwriters as of the date of grant was approximately $756,200 using the following assumptions: (1) expected volatility of 30.1%, (2) risk-free interest rate of 3.9% and (3) expected life of five years. The estimated volatility was based on a basket of Indian companies that trade in the U.S. or the U.K. The option may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. The warrants underlying such Units are exercisable at $6.25 per share.
NOTE D — NOTES PAYABLE TO STOCKHOLDERS
Three unsecured notes were issued to two of the Founding Stockholders of the Company. One note of $100,000 and another for $50,000 were issued on May 2, 2005 and on September 26, 2005, respectively, and were payable the earlier of April 30, 2006 or upon the consummation of the Public Offering. On December 15, 2005, the unsecured notes referred to above were amended to provide that they become payable upon the earlier of the consummation of a Business Combination or the first anniversary of the consummation of the Public Offering. Another note of $720,000 was issued on March 3, 2006 and is payable on the earlier of March 3, 2007 or the consummation of a Business Combination. The notes all bear interest at 4% per annum. Due to the short-term nature of the notes, the fair value of the notes approximate their carrying amount. Interest expense of $4,500 has been included in the statement of operations for the period ended March 8, 2006 relating to these notes.
NOTE E — RELATED PARTY TRANSACTION
The Company has agreed to pay Integrated Global Network, LLC, a related party and privately-held company where one of the Founding Stockholders serves in an executive capacity, an administrative fee of $4,000 per month for office space and general and administrative services from the effective date of the Proposed Offering through the date of a Business Combination. The statement of operations includes approximately $3,000 in connection with this agreement.
In February 2006, the Company issued an aggregate of 200,000 shares of common stock to its founders and advisors. The shares were issued for an aggregate price of $2,000. The fair value of these shares was estimated to be $537,741, the difference of $535,741 was recorded as compensation expense on the accompanying statement of operations. The fair value was determined by allocating the $6.00 Unit price in the Offering between the estimated fair value of the shares and warrants to be included therein. The per share fair value was estimated to be $2.69. The March 8, 2006 financial statements as originally issued have been restated to record this compensation expense. As a result, the deficit accumulated during the development stage and net loss increased by $535,741 ($0.17 per share, from income per share of $0.03 to loss per share of $0.14) and additional paid in capital increased by $535,741.
NOTE F — STOCK
On August 24, 2005, the Company’s Board of Directors authorized a reverse stock split of one share of common stock for each two outstanding shares of common stock and approved an amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock to 75,000,000. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.
NOTE G — COMMITMENTS
In connection with the Offering, the Company has agreed to pay the underwriters upon completion of its initial business combination approximately $1,500,000.
Pursuant to letter agreements with the Company and the underwriters, the Founding Stockholders have waived their rights to participate in any liquidation distribution occurring upon our failure to complete a business combination, with respect to those shares of common stock acquired by them prior to the Offering and with respect to the shares included in the 170,000 Units they purchased in the Private Placement.

The Founding Stockholders will be entitled to registration rights with respect to their founding shares and the shares they purchased in the private placement pursuant to an agreement executed on March 3, 2006. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after the date on which the lock-up period expires. In addition, the Founding Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the anniversary of the effective date of the Offering.
NOTE H — PREFERRED STOCK
The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.
NOTE I — RESERVED COMMON STOCK
At March 8, 2006, 24,449,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ purchase option.